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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement-Prospectus constituting part of the Registration Statement on Form S-4 of Fleet Financial Group, Inc. of our report dated April 7, 1995 relating to the financial statements of the Business Finance Division of Barclays Business Credit, Inc., which appears in the Current Report on Form 8-K of Shawmut National Corporation dated April 13, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ PRICE WATERHOUSE LLP
Hartford, Connecticut
April 28, 1995